Company Subsidiary Report

Absolute Recovery Advisors
Absolute Recovery LLC
AT Planning Services, Inc.
Atlantic Trust Group, Inc.
Atlantic Wealth Holdings Limited
Atlantic Wealth Management Limited
C M Investment Nominees Limited
Chancellor Citiventure 96 Partner (Cayman) Ltd
Coff Associates (Cayman) Limited
CPCO Associates (Cayman) Limited
Concord Capital Limited
Elliot Associates Limited
Finemost Limited
Fund Management Company
Horizon Flight Works LLC
Huaneng Invesco WLR Investment Consulting Company Ltd.
HVH Immobilien- und Beteiligungs GmbH
HVH USA, Inc.
India Asset Recovery Management Limited
INVESCO (B.V.I.) NOMINEES LIMITED
Invesco Administration Services Limited
Invesco Advisers, Inc.
Invesco Aim Global Holdings, Inc.
Invesco Aim Retirement Services, Inc.
INVESCO Asset Management (Bermuda) Ltd
Invesco Asset Management (Japan) Limited
Invesco Asset Management Asia Limited
Invesco Asset Management Australia (Holdings) Ltd
Invesco Asset Management Deutschland GmbH
INVESCO Asset Management Ireland Holdings Limited
Invesco Asset Management Limited
Invesco Asset Management Pacific Limited
Invesco Asset Management SA
Invesco Asset Management Singapore Ltd
Invesco Asset Management Österreich GmbH
Invesco Australia Limited
Invesco Canada Holdings Inc.
Invesco Canada Ltd.
Invesco Capital Markets, Inc.
Invesco (Cayman Islands) Ltd.
Invesco CE SA
INVESCO CE Service Centre SA
Invesco CE Services SA

Invesco Distributors, Inc.
Invesco Far East Limited
Invesco Finance Inc.
Invesco Finance PLC
Invesco Fund Managers Limited
INVESCO Funds Group, Inc.
INVESCO Global Asset Management Limited
Invesco Global Asset Management (Bermuda) Ltd.
Invesco Global Investment Funds Limited
Invesco Global Real Estate Asia Pacific
Invesco Great Wall Fund Management Co. Ltd.
Invesco Group Limited
Invesco Group Services, Inc.
Invesco GT Asset Management Limited
Invesco Holding Company Limited
Invesco Holding Germany GmbH
INVESCO Holding Germany Ltd & Co OHG
INVESCO Holland B.V.
Invesco Hong Kong Limited
Invesco Hungary LLC
Invesco (Hyderabad) Private Limited
Invesco Inc.
Invesco Insurance Agency, Inc.
INVESCO International (Southern Africa) Limited
Invesco International Holdings Limited
INVESCO International Limited
Invesco Investment Advisers LLC
Invesco Investment Services, Inc.
Invesco Investments (Bermuda) Ltd.
Invesco Kapitalanlagegesellschaft mbH
Invesco Korean Real Estate Holdings LLC
Invesco Ltd.
Invesco Management Company Limited
INVESCO Management GmbH
Invesco Management Group, Inc.
INVESCO Management S.A.
INVESCO National Trust Company
Invesco Mortgage Capital Inc.
Invesco North American Group Limited
Invesco North American Holdings, Inc.
Invesco Pacific Group Limited
Invesco Pacific Holdings Limited
Invesco Pension Trustees Limited
Invesco Perpetual Life Limited
INVESCO Pacific Partner Ltd.
INVESCO Polska Spolka z organiczona odpowiedzialnoscia (INVESCO Polska Sp.z.o.o.)

INVESCO Powershares Capital Management Ireland Limited
Invesco PowerShares Capital Management LLC
INVESCO Private Capital Investments, Inc.
Invesco Private Capital, Inc.
INVESCO Real Estate Germany LLC
Invesco Real Estate Germany, L.P.
Invesco Real Estate GmbH
Invesco Real Estate Korea
Invesco Real Estate Limited
Invesco Real Estate Management S.a.r.l.
INVESCO Real Estate s.r.o.
Invesco Realty Asia I, Ltd.
INVESCO Realty, Inc.
Invesco Savings Scheme (Nominees) Limited
Invesco Senior Secured Management, Inc.
Invesco Taiwan Limited
Invesco UK Holdings Limited
Invesco UK Limited
Invesco WLR Limited
Invesco WLR Private Equity Investment Management Limited
IPE Ross Management Ltd.
IRE AF II, Ltd.
IRE Advisors (Shanghai) Ltd.
IRE (China) Limited
IRE (Cayman) Limited
IRE (Hong Kong) Limited
IRE Japan, Ltd
IVZ Bahamas Private Limited
IVZ Distributors, Inc.
IVZ Finance Limited
IVZ Finance S.a.r.l.
IVZ UK Limited
IVZ Mauritius Services Private Limited
IVZ, Inc.
James Bryant Limited
PCM Properties LLC
Perpetual Limited
Perpetual Portfolio Management Limited
Perpetual Unit Trust Management (Nominees) Limited
POCZTYLION - ARKA POWSZECHNE TOWARZYSTWO EMERYTALNE SPOLKA AKCYJNA
Ross CG Management LP
Ross Expansion Associates LP
Sermon Lane Nominees Limited
Sovereign G/.P. Holdings Inc
Stein Roe Investment Counsel, Inc.
Taiyo Fund Management Co. LLC

Tower Asiapac HoldCo. LLC
Van Kampen Exchange Corp.
Van Kampen Seed LLC
VV CR 1s.r.o.
VV Immobilien Verwaltungs GmbH
VV Immobilien Verwaltungs und Beteiligungs GmbH
VV Poland 1 sp.z.o.o.
VV USA LLC
WLR China Energy Associates Ltd
WLR Euro Wagon Management Ltd.
W.L. Ross & Co. (India) LLC
W.L. Ross M & T, LLC
W.L. Ross & Co., LLC
W.L. Ross Dip Management LLC
W.L. Ross (India) Private Limited
Wessex Winchester GP Limited